As filed with the Securities and Exchange Commission on February 14, 2007
Registration No. 333-________

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

DICK’S SPORTING GOODS, INC.
(Exact name of Registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	16-1241537 (I.R.S. Employer Identification Number)
300 Industry Drive
Pittsburgh, Pennsylvania 15275
(Address of Principal Executive Offices)
Golf Galaxy, Inc. Amended and Restated 1996 Stock Option and Incentive Plan
Golf Galaxy, Inc. 2004 Stock Incentive Plan
(Full title of the plans)
Copies of all communications to:

Edward W. Stack
Chairman and Chief Executive Officer
Dick’s Sporting Goods, Inc.
300 Industry Drive
Pittsburgh, Pennsylvania 15275
(724) 273-3400
(Name and address, including zip code, and
telephone number of agent for service)	Jeremiah G. Garvey Buchanan Ingersoll & Rooney PC One Oxford Centre 301 Grant Street, 20th Floor Pittsburgh, Pennsylvania 15219-1410 (412) 562-8800

CALCULATION OF REGISTRATION FEE

		Proposed Maximum	Proposed Maximum	Amount of
Title of Securities	Amount to be	Offering Price Per	Aggregate Offering	Registration
to be Registered	Registered(1)	Share	Price	Fee(3)
Common Stock, par value $0.01	33,113	$7.77(2)	$257,288	$27.53
Common Stock, par value $0.01	28,834	$11.27(2)	$324,959	34.77
Common Stock, par value $0.01	9,032	$13.47(2)	$121,661	13.02
Common Stock, par value $0.01	35,667	$14.82(2)	$528,585	56.56
Common Stock, par value $0.01	140,859	$16.32(2)	$2,298,819	245.97
Common Stock, par value $0.01	36,467	$20.73(2)	$755,961	80.89
Common Stock, par value $0.01	60,361	$36.27(2)	$2,189,293	234.25
Common Stock, par value $0.01	7,759	$41.24(2)	$319,981	34.24
Common Stock, par value $0.01	13,394	$48.63(2)	$651,350	69.69
Common Stock, par value $0.01	77,200	$53.52(2)	$4,131,744	442.10
Common Stock, par value $0.01	53,172	$33.81(2)	$1,797,745	192.36
Common Stock, par value $0.01	2,702	$30.21(2)	$81,627	8.73
Common Stock, par value $0.01	122,468(4)	$51.71(4)	$6,332,820	677.61

Total	621,028(5)		$19,791,833	$2,117.73

(1)	If, as a result of stock splits, stock dividends or similar transactions, the number of securities purported to be registered by this Registration Statement changes, the provisions of Rule 416 under the Securities Act shall apply to this Registration Statement, and this Registration Statement shall be deemed to cover the additional securities resulting from the split of, or the dividend on, the securities covered by this Registration Statement.

(2)	In accordance with Rule 457(h), such price is the price at which the options with respect to such shares may be exercised.

(3)	Calculated pursuant to Section 6(b) of the Securities Act.

(4)	Estimated solely for purposes of calculating the registration fee pursuant to Rule 457(h). Such price, which is the average of the high and low sales prices for the Common Stock on the New York Stock Exchange on February 9, 2007, has been determined in accordance with Rule 457(c).

(5)	Represents shares of registrant’s common stock issuable in connection with stock options granted under the Golf Galaxy, Inc. Amended and Restated 1996 Stock Option and Incentive Plan and Golf Galaxy, Inc. 2004 Stock Incentive Plan (the “Plans”), that were assumed by the registrant on February 13, 2007, pursuant to an Agreement and Plan of Merger (the “Merger Agreement”) among the registrant, Golf Galaxy, Inc. and Yankees Acquisition Corp., as such Plans may be revised to conform with the administrative procedures of the registrant with respect to the issuance of stock options and shares underlying such options.

PART II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT
Item 3. Incorporation of Documents by Reference.
     The following documents have been filed with the Commission by Dick’s Sporting Goods, Inc., a Delaware corporation (the “Company”), and are incorporated herein by reference and made a part hereof:
     (a) the annual report on Form 10-K for the year ended January 28, 2006;
     (b) the quarterly reports on Forms 10-Q for the quarters ended April 29, July 29 and October 28, 2006;
     (c) the current reports on Forms 8-K filed with the Commission on July 6, November 7, November 14, 2006 and February 13, 2007; and
     (d) The description of the Company’s Common Stock contained in the Company’s Registration Statement on Form 8-A12B (Registration No. 001-31463 filed on September 27, 2002), as amended by Amendment No. 1 on Form 8-A12B/A to the Company’s Registration Statement on Form 8-A12B (Registration No. 001-31463 filed on September 27, 2002), including any amendments or reports filed for the purpose of updating such description; and
     All documents subsequently filed by the Company with the Commission pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment that indicates that all securities offered pursuant to this Registration Statement have been sold or that deregisters all securities then remaining unsold, shall also be deemed to be incorporated by reference herein and to be a part hereof from the dates of filing of such documents.
     Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.
Item 4. Description of Securities.
     Not applicable.
Item 5. Interests of Named Experts and Counsel.
     Not applicable.
Item 6. Indemnification of Directors and Officers.
     Delaware law permits a corporation to adopt a provision in its certificate of incorporation, and the Company has adopted a provision in its amended and restated certificate of incorporation, eliminating the personal liability of a director, but not an officer in his or her capacity as such, to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except that such provision shall not limit the liability of a director for (1) any breach of the director’s duty of loyalty to the corporation or its stockholders, (2) acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law, (3) liability under section 174 of the Delaware General Corporation Law for unlawful payment of dividends or stock purchases or redemptions, or (4) any transaction from which the director derived an improper personal benefit.
     Under Delaware law, a corporation may indemnify any individual made a party or threatened to be made a party to any type of proceeding, other than an action by or in the right of the corporation, because he or she is or was an officer, director, employee or agent of the corporation or was serving at the request of the corporation as an officer, director, employee or agent of another corporation or entity against expenses, judgments, fines and amounts paid in settlement actually and reasonably incurred in connection with such proceeding: (1) if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation; or (2) in the case of a criminal proceeding, he or she had no reasonable cause to believe that his or her conduct was unlawful. A corporation may indemnify any individual made a party or threatened to be made a party to any threatened, pending or completed action or suit brought by or in the right of the corporation because he or she was an officer, director, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation or other entity, against expenses actually and reasonably incurred in connection with such action or suit if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation, provided that such indemnification will be denied if the individual is found liable to the corporation unless, in such a case, the court determines the person is nonetheless entitled to indemnification for such expenses. A corporation must indemnify a present or former director or officer who successfully defends himself or herself in a proceeding to which he or she was a party because he or she was a director or officer of the corporation against expenses actually and reasonably incurred by him or her. Expenses incurred by an officer or director, or any employees or agents as deemed appropriate by the board of directors, in defending civil or criminal proceedings may be paid by the corporation in advance of the final disposition of such proceedings upon receipt of an undertaking by or on behalf of such director, officer, employee or agent to repay such amount if it shall ultimately be determined that he or she is not entitled to be indemnified by the corporation. The Delaware law regarding indemnification and expense advancement is not exclusive of any other rights which may be granted by the Company’s amended and restated certificate of incorporation or bylaws, a vote of stockholders or disinterested directors, agreement or otherwise.
     Under the Delaware General Corporation Law, termination of any proceeding by conviction or upon a plea of nolo contendere or its equivalent shall not, of itself, create a presumption that such person is prohibited form being indemnified.
     The Company’s amended and restated certificate of incorporation provides for the indemnification and advancement of expenses to the fullest extent permitted by law of any individual made, or threatened to be made, a party to an action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he or she is or was a director or officer of the Company or is or was a director or officer of the Company serving as an officer, director, employee or agent of any other enterprise at the request of the Company.
Item 7. Exemption from Registration Claimed.
     Not applicable.

Item 8. Exhibits.
     The following is a list of exhibits filed as part of this Registration Statement.

Exhibit No.	Description	Method of Filing

3.1	Amended and Restated Certificate of Incorporation	Incorporated by reference to Exhibit 3.1 to the Registrant’s Registration Statement on Form S-8, File No. 333-100656 filed on October 21, 2002

3.2	Amended and Restated Bylaws	Incorporated by reference to Exhibit 3.4 to the Registrant’s Registration Statement on Form S-1, as amended, File No. 333-96587 filed on August 27, 2002

4.1	Golf Galaxy, Inc. Amended and Restated 1996 Stock Option and Incentive Plan	Filed herewith

4.2	Golf Galaxy, Inc. 2004 Stock Incentive Plan	Filed herewith

5.1	Opinion of Buchanan Ingersoll & Rooney PC regarding legality of the securities being registered	Filed herewith

23.1	Consent of Independent Registered Public Accountants	Filed herewith

23.2	Consent of Buchanan Ingersoll & Rooney PC	(included in its opinion filed as Exhibit 5.1 hereto)

24.1	Power of Attorney	Included on signature page

Item 9. Undertakings.
     The Company hereby undertakes:
(a) (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:
(i) to include any prospectus required by Section 10(a)(3) of the Securities Act;
(ii) to reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement; and
(iii) to include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;
provided, however, that paragraphs (i) and (ii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant with or furnished to the Commission pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.
     (2) That, for the purposes of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.
(b) That, for purposes of determining any liability under the Securities Act, each filing of the Company’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in this Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
(c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES
     Pursuant to the requirements of the Securities Act, the Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Pittsburgh, Commonwealth of Pennsylvania, on this 14th day of February, 2007.

DICK’S SPORTING GOODS, INC.
By:	/s/ Edward W. Stack
Edward W. Stack
Chairman of the Board and Chief Executive Officer

POWER OF ATTORNEY
     KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Edward W. Stack, William J. Colombo and Michael F. Hines, and each of them, as his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.
     Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Capacity	Date

/s/ Edward W. Stack	Chairman of the Board, Chief Executive Officer and Director	February 14, 2007
Edward W. Stack

/s/ William J. Colombo	President and Director	February 14, 2007
William J. Colombo

/s/ Michael F. Hines	Executive Vice President and Chief Financial Officer (principal financial and accounting officer)	February 14, 2007
Michael F. Hines

S-1

Signature	Capacity	Date

/s/ David Fuente	Director	February 14, 2007
David Fuente

/s/ Walter Rossi	Director	February 14, 2007
Walter Rossi

/s/ Lawrence J. Schorr	Director	February 14, 2007
Lawrence J. Schorr

/s/ Emanuel Chirico	Director	February 14, 2007
Emanuel Chirico

S-2

EXHIBIT INDEX

Exhibit No.	Description	Method of Filing

3.1	Amended and Restated Certificate of Incorporation	Incorporated by reference to Exhibit 3.1 to the Registrant’s Registration Statement on Form S-8, File No. 333-100656 filed on October 21, 2002

3.2	Amended and Restated Bylaws	Incorporated by reference to Exhibit 3.4 to the Registrant’s Registration Statement on Form S-1, as amended, File No. 333-96587 filed on August 27, 2002

4.1	Golf Galaxy, Inc. Amended and Restated 1996 Stock Option and Incentive Plan	Filed herewith

4.2	Golf Galaxy, Inc. 2004 Stock Incentive Plan	Filed herewith

5.1	Opinion of Buchanan Ingersoll & Rooney PC regarding legality of the securities being registered	Filed herewith

23.1	Consent of Independent Registered Public Accountants	Filed herewith

23.2	Consent of Buchanan Ingersoll & Rooney PC	(included in its opinion filed as Exhibit 5.1 hereto)

24.1	Power of Attorney	Included on signature page